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                                                                   EXHIBIT 99.1

                                   CONSENT


        The undersigned hereby consents to being named in the Registration Statement (the "Registration Statement") on Form S-1 of Integrated Electrical Services, Inc. ("IES") as a director to be appointed after consummation of the initial public offering of IES.

        IN WITNESS WHEREOF, the undersigned has executed this Consent effective as of the 24th day of November, 1997.



                                       By:     /s/ THOMAS E. WHITE
                                               ---------------------------------
                                       Name:   Thomas E. White

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                                   CONSENT

        The undersigned hereby consents to being named in the Registration Statement (the "Registration Statement") on Form S-1 of Integrated Electrical Services, Inc. ("IES") as a director to be appointed after consummation of the initial public offering of IES.

        IN WITNESS WHEREOF, the undersigned has executed this Consent effective as of the 24th day of November, 1997.



                                                By:     /s/ ALAN SIELBECK
                                                        ------------------------
                                                Name:   Alan Sielbeck

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                                   CONSENT

        The undersigned hereby consents to being named in the Registration Statement (the "Registration Statement") on Form S-1 of Integrated Electrical Services, Inc. ("IES") as a director to be appointed after consummation of the initial public offering of IES.

        IN WITNESS WHEREOF, the undersigned has executed this Consent effective as of the 24th day of November, 1997.



                                       By:      /s/ RICHARD L. TUCKER
                                                --------------------------------
                                       Name:    Richard L. Tucker